Exhibit 99.1

FOR IMMEDIATE RELEASE

                SPECTRUM CONTROL TO ESTABLISH CERAMIC OPERATIONS
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                         IN STATE COLLEGE, PENNSYLVANIA
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        Fairview, Pa, January 3, 2006 ----- Spectrum Control, Inc. (NASDAQ:
SPEC), a leading designer and manufacturer of electronic control products and systems, today announced that it has purchased certain land and manufacturing facilities in State College, Pennsylvania. The property, which was acquired from Murata Electronics North America, consists of 53 acres of land and approximately 250,000 square feet of modern ceramic manufacturing facilities. The acquired facilities will become the design and manufacturing center for Spectrum Control's ceramic operations. The total cost of the purchase was $5.1 million.

        Dick Southworth, Spectrum Control's President and Chief Executive Officer, stated, "Our ceramic manufacturing facility in New Orleans was severely damaged by Hurricane Katrina, including impairment to the structural integrity of the building itself. Since the Hurricane, our assessment and recovery efforts have been severely hampered by poor working conditions, as electrical power and clean drinking water have yet to be restored to the area. To date, all usable equipment has been removed from the building and transferred to our newly-acquired facilities in State College. For all equipment which was damaged beyond repair, replacement equipment has been ordered and is expected to be received and placed into service during our first quarter of fiscal 2006. We anticipate pre-production volumes to begin at the State College facilities in February 2006, with full production during the third quarter of fiscal 2006."

        Mr. Southworth continued, "Since Hurricane Katrina, our ceramic subcontractors have been very supportive in attempting to fulfill our ceramic needs and ramping up their production. Despite their cooperation and efforts, their overall volumes in the fourth quarter fell significantly short of our total needs. The resultant shortfall in our electromagnetic interference (EMI) product revenues, however, was substantially offset by strong shipments in our other businesses. Accordingly, our consolidated revenues for the fourth quarter of fiscal 2005 were approximately $25.4 million, down only two percent from the preceding quarter. New customer orders have been very strong, amounting to $31.7 million in the fourth quarter of fiscal 2005, up 27% from our third quarter levels. We expect to announce our complete fourth quarter and fiscal year 2005 results on January 12, 2006."

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FORWARD-LOOKING INFORMATION

        This release contains statements concerning future ceramic production. These forward-looking statements are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are based on current expectations and are subject to certain risks, uncertainties and assumptions. Factors that could cause results to differ from the Company's expectations include delays in receiving or installing major equipment, and other factors generally affecting the Company's businesses. For factors generally affecting Spectrum Control's businesses, please see the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that have been filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT SPECTRUM CONTROL

        Spectrum Control is a leading designer and manufacturer of components and systems used to condition, regulate, transmit, receive, or govern electronic performance. The Company's largest markets are telecommunications equipment and military/aerospace, with applications in wireless base stations, broadband switching equipment, global positioning systems, secure communications, smart weapons and munitions, and avionic upgrades. Automotive represents an emerging market for the Company's products, with significant applications in DC motors, telematics, and electronic safety controls. Other markets for the Company's products include medical instrumentation, industrial equipment, computers, and storage devices.

        For more information about Spectrum Control and its products, please visit the Company's website at www.spectrumcontrol.com.

        CORPORATE HEADQUARTERS           INVESTOR RELATIONS
        ----------------------           --------------------------------------
        8031 Avonia Road                 John P. Freeman, Senior Vice President
        Fairview, PA 16415               and Chief Financial Officer
        Phone: 814/474-2207              Spectrum Control, Inc.
        Fax:   814/474-2208              Phone: 814/474-4310